SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

10100 Old Columbia Road, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On December 14, 2005, the Board of Directors of Duratek, Inc. (the “Company”) appointed Joseph G. Henry, Rear Admiral, USN (Ret.), age 57, to the newly created position of Chief Operating Officer and Executive Vice President. The Board of Directors also approved the annual salary for this newly created position for Admiral Henry of $280,000, with an annual bonus of 28 - 56% of base salary under the current incentive compensation plan of the Company.

                Prior to his appointment, Admiral Henry had served as Chief Operating Officer of the Company’s Federal Services organization since joining the Company in March of 2004. Prior to his employment by Duratek, Admiral Henry served in the United States Navy for thirty-three years. His last position as Director of Personnel and Policy was held from 2000 to his retirement in October 2003.

As of the date of this report, the Company has not entered into an employment agreement with Admiral Henry. Should such an agreement be executed in connection with Admiral Henry’s appointment as Chief Operating Officer and Executive Vice President, the Company will amend this report to provide the material terms thereof.

A copy of Duratek’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

                (d)           Exhibits

                The following are filed as exhibits to this Current Report on Form 8-K:

99.1	Press release of Duratek, Inc. dated December 15, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: December 20, 2005	By:	/s/ Robert F. Shawver
Robert F. Shawver,
Executive Vice President and Chief Financial Officer